RockTenn

J.P. Morgan Aviation, Transportation & Industrials Conference

March 11, 2014


RockTenn
Coated White Top Liner

Cautionary Statement Regarding Forward-Looking Information

Statements in this presentation that do not relate strictly to historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the slide entitled “Simpson Tacoma Kraft Mill Acquisition” and “Impact of Extreme Weather Conditions” that give guidance or estimates for future periods. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and use words in this presentation such as will, estimate, expect, trending, or refer to future time periods. You should not place undue reliance on any forward-looking statements as such statements involve risks, uncertainties, assumptions and other factors that could cause actual results to differ materially, including the following: our ability to achieve benefits from the Smurfit-Stone Acquisition, including, without limitation, synergies, performance improvements and successful implementation of capital projects; expected price realization; expected levels of depreciation and amortization, corporate expenses, interest expense, income tax rates, federal NOLs, Black Liquor and AMT tax credits, pension expense and contributions, capital expenditures, commodity costs, maintenance outages, containerboard inventory builds; the level of demand for our products; economic downtime; our ability to successfully identify and make performance improvements; anticipated returns on our capital investments; possible increases in energy, raw materials, shipping and capital equipment costs; any reduction in the supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; adverse changes in general market and industry conditions and other risks, uncertainties and factors discussed in Item 1A "Risk Factors" and under the caption "Business — Forward-Looking Information" in our 2013 Annual Report on Form 10-K and by similar disclosures in any of our subsequent SEC filings. The information contained herein speaks as of the date hereof and we do not have or undertake any obligation to update such information as future events unfold.

Disclaimer and Use of Non-GAAP Financial Measures and Reconciliations

We may from time to time be in possession of certain information regarding RockTenn that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell RockTenn securities. This presentation also may not include all of the information regarding RockTenn that you may need to make an investment decision regarding RockTenn securities. Any such investment decision should be made on the basis of the total mix of information regarding RockTenn that is publicly available as of the date of such decision.

We have included financial measures that are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The non-GAAP financial measures presented are not intended to be a substitute for GAAP financial measures, and any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP and the reconciliations of non-GAAP financial measures to GAAP financial measures included in the Appendix to this presentation.

Who We Are – RockTenn

Overview	♦ One of North America's leading integrated manufacturers of corrugated and consumer packaging
Net Sales	♦ $9.6 billion (LTM 1Q FY2014)
Employees	♦ ~26,000
Production	♦ 9.2 million tons of mill capacity ♦ 100 billion square feet of converting production ♦ Approximately 65% integrated
Locations	♦ Approximately 200 operating facilities, primarily in North America






Puffs


PLANTERS

LTM 1Q FY2014
Net Sales: $9.6 billion


Merchandising Displays 7%
Recycling 4%
Consumer Packaging 20%
Corrugated Packaging 69%

LTM 1Q FY2014
Segment Income: $1.0 billion


Merchandising Displays 7%
Recycling 1%
Consumer Packaging 23%
Corrugated Packaging 69%

Focus on Execution and Value Creation

- Disciplined commercial execution in Corrugated Segment in 1Q FY2014
- Continued strong results in Consumer Packaging Segment
- Merchandising Displays Segment achieved record sales in 1Q FY2014 of $185 million
- Repurchased 560K shares under 5 million share repurchase authorization in 1Q FY2014
- Announced acquisition of Simpson Tacoma Mill on March 3, 2014 (1)

(1) Note: The acquisition is subject to normal closing conditions and regulatory approvals

Solid Financial Results

Adjusted Earnings Per Share (1)



$8.00
$6.00
$4.00
$2.00
$0.00
$4.48
70%
$7.60
FY2012
LTM 1Q FY2014

LTM Credit Agreement EBITDA (2)



$ in millions
$1,600
$1,200
$800
$400
$0
$1,178.9
29%
$1,524.7
FY2012
LTM 1Q FY2014

Free Cash Flow Per Share (3)



$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
$7.18
65%
$11.87
FY2012
LTM 1Q FY2014

Leverage Ratio (2)



3.50x
3.00x
2.50x
2.00x
1.50x
1.00x
0.50x
0.00x
2.96x
38%
1.84x
2.0x Target
FY2012
LTM 1Q FY2014

(1) On a GAAP basis, EPS was $3.45 in FY2012 and $10.26 in LTM 1Q FY2014. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(3) Free Cash Flow per share of $7.18 and $11.87 in FY2012 and LTM 1Q FY2014, respectively is calculated as "Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension Funding in Excess of Expense" of $517.7 and $869.1 million, respectively divided by average diluted shares outstanding of 72.1 million and 73.2 million shares, respectively. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

206 Operating Facilities

★ RockTenn Home Office

CORRUGATED PACKAGING
- Container
- Fulfillment
- Sheet Feeder
- Sheet Plant
- Preprint/Prepress
- Mill
- APS

CONSUMER PACKAGING
- Folding Carton
- Coated Recycled Board Mill
- Solid Bleached Board Mill
- Uncoated Recycled Board Mill
- RTS

MERCHANDISING DISPLAYS
- Manufacturing
- Assembly
- Retail Solutions

RECYCLING
- Recycling


Chile
Argentina

Note: RockTenn has an additional sales/design and engineering offices throughout the U.S.

RockTenn's Core Business Principles

RockTenn will be the most respected company in our business by:

- Providing superior paperboard, packaging and marketing solutions for consumer products companies at very low costs
- Investing for competitive advantage
- Maximizing the efficiency of our manufacturing processes by optimizing economies of scale
- Systematically improving processes and reducing costs throughout the company
- Seeking acquisitions that can dramatically improve the business

FY2014 Capital Projects

Florence, SC
Containerboard Mill



Hopewell, VA
Containerboard Mill


VOITH

Richmond, VA
Box Plant



West Point, VA
Containerboard Mill



Increasing Shareholder Value

- Disciplined approach to business
  - Commercial excellence that focuses on maximizing long-term success
  - Improved operational execution
  - Capital investment for strong returns
- Broad portfolio of assets and businesses that operate in stable end markets
  - Operate in multiple paper packaging businesses primarily in North America
- Strong cash flow generation and healthy balance sheet
  - Leverage less than targeted 2.0x ratio
  - Shareholder alignment as management's long-term incentives primarily tied to three year cash flow targets
- Acquisitions that improve our business
  - Demonstrated capability of identifying, executing on and integrating acquisitions that exceed financial targets and add significantly to shareholder value
- Maintain capital allocation strategy consistent with message
  - Repurchased 560K shares in 1Q FY2014 under 5 million share repurchase authorization
  - No share repurchases in the March quarter to date
  - Consistent increases in dividend payout

RockTenn's Corrugated Packaging System



Tacoma, WA
Containerboard
Kraft Paper
Pulp
St. Paul, MN
Recycled Medium
Coshocton, OH
Semi-Chemical
Medium
La Tuque, QC
Kraft Linerboard
Solvay, NY
Recycled Linerboard
Recycled Medium
Uncasville, CT
Recycled Medium
West Point, VA
Kraft Linerboard
Recycled Medium
Hopewell, VA
Kraft
Linerboard
Florence, SC
Kraft Linerboard
Fernandina Beach, FL
Kraft Linerboard
Seminole, FL
Recycled Medium
Recycled Linerboard
Panama City, FL
Kraft Linerboard
Market Pulp
Stevenson, AL
Semi-Chemical
Medium
Hodge, LA
Kraft Linerboard
RockTenn Home Office
CORRUGATED PKG
Converting
Sheet Feeder
Sheet Plant
Preprint/Prepress
Mill
APS

Simpson Tacoma Kraft Mill Acquisition



- Located on the West Coast, the mill is a strong strategic fit for RockTenn
  - Improved ability to satisfy West Coast customers
  - Significant operating efficiencies across our system
- Purchase price of approximately $343M or less than 6x LTM EBITDA, including the benefit of expected operating efficiencies
  - Transaction structured as an asset purchase
  - Will integrate into our supply chain system immediately after closing
  - Expect to achieve most of the full run rate of synergies during calendar year 2015
- The mill produced 465k tons of containerboard, kraft paper and market pulp in 2013

Note: The transaction is subject to customary closing conditions and regulatory approvals

Impact of Extreme Weather Conditions

- We have assessed the impact of extreme weather conditions in the March quarter
- We have quantified the impact of higher energy, freight and fiber costs, reduced shipments, as well as higher maintenance and labor costs
- For January and February, we estimate the impact of these factors to total $30 million pre-tax
- Since we do not pay significant cash taxes while we use our net operating losses, the impact of the $30 million on cash flow for the quarter and year is in the range of $0.40 per share
- This excludes the effect of higher published prices for energy and fiber costs during March

RockTenn

J.P. Morgan Aviation, Transportation & Industrials Conference

March 11, 2014


RockTenn
Coated White Top Liner

Appendix

Use of Non-GAAP Financial Measures and Reconciliations

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP, and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

Our definitions of Credit Agreement EBITDA and Segment EBITDA may differ from other similarly titled measures at other companies. Credit Agreement EBITDA (as defined) and Segment EBITDA (as defined) are not defined in accordance with GAAP and should not be viewed as alternatives to GAAP measures of operating results or liquidity. RockTenn management believes that net income is the most directly comparable GAAP measure to Credit Agreement EBITDA (as defined) and Segment Income is the most directly comparable GAAP measure to Segment EBITDA (as defined).

Non-GAAP Measures: Net Debt

We have defined the non-GAAP measure "Net Debt" to include the aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, the balance of our cash and cash equivalents, certain restricted cash (which includes the balance sheet line items restricted cash and restricted cash and marketable debt securities) and certain other investments that we consider to be readily available to satisfy such debt obligations. "Net Debt Repayment" is the difference between Net Debt at two points in time.

Our management uses Net Debt, along with other factors, to evaluate our financial condition. We believe that Net Debt is an appropriate supplemental measure of financial condition and may be useful to investors because it provides a more complete understanding of our financial condition before the impact of our decisions regarding the appropriate use of cash and liquid investments.

Non-GAAP Measures: Adjusted Earnings Per Diluted Share

We also use the non-GAAP measure "adjusted earnings per diluted share", also referred to as "adjusted earnings per share". Management believes this non-GAAP financial measure provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate the performance of the Company because it excludes restructuring and other costs, net, the alternative fuel mixture credit and cellulosic biofuel producer credit and other specific items that management believes are not indicative of the ongoing operating results of the business. The Company and the board of directors use this information to evaluate the Company's performance relative to other periods.

Non-GAAP Measures: Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments and Pension Funding in Excess of Expense

We also have defined the non-GAAP financial measure Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension Funding in Excess of Expense to be the sum of the repayments of the non-GAAP measure Net Debt and the following cash flow statement line items: Cash dividends paid to shareholders, Cash paid for the purchase of business, net of cash acquired plus Investment in unconsolidated entity, Purchases of common stock and Pension and other postretirement funding (more) less than expense.

Our management uses Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension Funding in Excess of Expense, along with other factors, to evaluate our performance. We believe that this measure is an appropriate supplemental measure of financial performance and may be useful to investors because it provides a measure of cash generated for the benefit of shareholders. It is not intended to be a substitute for GAAP financial measures and should not be used as such.

Non-GAAP Measures: Credit Agreement EBITDA and Total Funded Debt (as defined)

"Credit Agreement EBITDA" is calculated in accordance with the definition of "EBITDA" contained in the Company's Credit Agreement. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense; consolidated tax expenses; depreciation and amortization expenses; charges and expenses for financing fees and expenses and write-offs of deferred financing fees and expenses, remaining portions of OID on prepayment of indebtedness, premiums due in respect of prepayment of indebtedness, and commitment fees in respect of financing commitments; various charges and expenses related to, or incurred in connection with, the Smurfit-Stone acquisition; costs and expenses relating to the integration of Smurfit-Stone and the achievement of synergies relating to the Smurfit-Stone acquisition; certain run-rate synergies expected to be achieved due to the Smurfit-Stone acquisition; all non-cash charges; all cash charges and expenses for plant and other facility closures and other cash restructuring charges; labor disruption charges; officer payments associated with any permitted acquisitions; "black liquor" expenses; cash charges and expenses incurred in respect of the Chapter 11 bankruptcy proceeding and plan of reorganization of Smurfit-Stone; and all non-recurring cash expenses taken in respect of any multi-employer and defined benefit pension plan obligations that are related to plant and other facilities closures. For additional information on the calculation see our Credit Agreement, dated as of September 27, 2012, filed as Exhibit 10.1 to our Form 8-K, dated September 27, 2012.

"Total Funded Debt" is calculated in accordance with the definition of "Total Funded Debt" contained in the Company's Credit Agreement. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, plus additional outstanding letters of credit not already reflected in debt, plus debt guarantees.

Non-GAAP Measures: Credit Agreement EBITDA and Total Funded Debt

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with RockTenn's debt covenants and borrowing capacity available under its Credit Agreement. Management also uses Credit Agreement EBITDA as a measure of our Company's core operating performance. Management believes that investors also use these measures to evaluate the Company's compliance with its debt covenants and available borrowing capacity. Management also believes that investors use Credit Agreement EBITDA as a measure of our Company's core operating performance. Borrowing capacity is dependent upon, in addition to other measures, the "Total Funded Debt/EBITDA ratio" or the "Leverage Ratio," which is defined as Total Funded Debt divided by Credit Agreement EBITDA.

Adjusted EPS Reconciliation

($ in millions, except per share data)

	FY2012	2Q FY2013	3Q FY2013	4Q FY2013	1Q FY2014	LTM 1Q FY2014 [2]
Net income attributable to Rock-Tenn Company Shareholders	$ 249.1	$ 324.7	$ 140.1	$ 176.5	$ 109.7	$ 751.0
Alternative fuel mixture credit tax reserve adjustment	-	(252.9)	-	-	-	(252.9)
Restructuring and other costs [1]	57.8	9.8	18.0	19.1	12.2	59.1
Loss on extinguishment of debt	16.3	0.1	-	-	-	0.1
Acquisition inventory step-up	0.5	-	-	-	-	-
Adjusted net income	$ 323.7	$ 81.7	$ 158.1	$ 195.6	$ 121.9	$ 557.3
Earnings per diluted share	$ 3.45	$ 4.45	$ 1.91	$ 2.40	$ 1.50	$ 10.26
Alternative fuel mixture credit tax reserve adjustment	-	(3.47)	-	-	-	(3.47)
Restructuring and other costs [1]	0.80	0.14	0.25	0.26	0.16	0.81
Loss on extinguishment of debt	0.23	-	-	-	-	-
Acquisition inventory step-up	-	-	-	-	-	-
Adjusted earnings per diluted share	$ 4.48	$ 1.12	$ 2.16	$ 2.66	$ 1.66	$ 7.60

(1) Restructuring and other costs and operating losses and transition costs due to plant closures
(2) LTM 1Q FY2014 per share amounts are calculated as the sum of the last four quarters

Net Debt Reconciliation

($ in millions)

	December 31, 2013	December 31, 2012	September 30, 2012	September 30, 2011
Current Portion of Debt	$ 3.2	$ 87.4	$ 261.3	$ 143.3
Long-Term Debt Due After One Year	2,750.3	3,163.8	3,151.2	3,302.5
Total Debt	2,753.5	3,251.2	3,412.5	3,445.8
Less: Hedge Adjustments Resulting From Fair Value Interest Rate Derivatives or Swaps	-	(0.1)	(0.1)	(0.4)
	2,753.5	3,251.1	3,412.4	3,445.4
Less: Cash and Cash Equivalents	(24.6)	(31.0)	(37.2)	(41.7)
Net Debt	$ 2,728.9	$ 3,220.1	$ 3,375.2	$ 3,403.7

Free Cash Flow (1)

($ in millions, except per share data)

	FY2012	LTM 1Q FY2014
Net debt repayment (2)	$ 28.5	$ 491.2
Cash dividends paid to shareholders	56.5	69.0
Pension and postretirement funding more than expense	305.4	189.5
Cash paid for the purchase of business, net of cash acquired plus Investment in unconsolidated entity	127.3	66.4
Purchases of Common Stock	-	53.0
Free Cash Flow (1)	$ 517.7	$ 869.1
Average diluted shares outstanding (in millions)	72.1	73.2
Free Cash Flow per Share	$ 7.18	$ 11.87

(1) Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension Funding in Excess of Expense
(2) The difference between Net Debt as reconciled in the Appendix for the appropriate periods

Credit Agreement EBITDA and Leverage Ratio

($ in millions, except ratio)	FY2012	LTM 1Q FY2014
Consolidated Net Income	$ 252.2	$ 756.2
Interest Expense, net	108.0	91.3
Income Taxes	136.9	(14.9)
Depreciation and Amortization	534.3	557.3
Additional Permitted Charges [1]	147.5	134.8
Credit Agreement EBITDA	**$ 1,178.9**	**$ 1,524.7**
Current Portion of Debt	261.3	3.2
Long-Term Debt due after one year	3,151.2	2,750.3
Total Debt	$ 3,412.5	$ 2,753.5
Less: Hedge Adjustments Resulting From Terminated Fair Value Interest Rate Derivatives or Swaps	(0.1)	-
Total Debt Less Hedge Adjustments	$ 3,412.4	$ 2,753.5
Plus: Letters of Credit, Guarantees and Other Adjustments	73.2	55.9
Total Funded Debt	**$ 3,485.6**	**$ 2,809.4**
Leverage Ratio	**2.96x**	**1.84x**

(1) As specified in our Credit Agreement dated September 27, 2012. Excludes the impact of the 2Q FY2013 reversal of previously established tax reserves of $254 million relating to alternative fuel mixture tax credits (AFMC) acquired in the Smurfit-Stone acquisition